Exhibit 99.1

TRIANGLE PETROLEUM ANNOUNCES ACQUISITION OF WILLISTON BASIN PROPERTIES

DENVER, Colorado, May 14, 2014 — Triangle Petroleum Corporation (“Triangle” or the “Parent”) (NYSE MKT: TPLM) announces today that Triangle USA Petroleum Corporation (“TUSA”), the Company’s wholly-owned E&P subsidiary, has entered into two separate definitive agreements to acquire Williston Basin properties (“Acquisitions”), and received bank commitments for 100% financing of the acquisitions, including a new senior secured second lien term loan facility (“Second Lien”).

Acquisition of Williston Basin Properties

•                  Signed two separate definitive agreements to acquire approximately 46,100 net acres (46% operated) in a contiguous area of Williams County, ND and Sheridan County, MT:

•                  1,175 Boepd of current production

•                  4,450 MBoe of net proved reserves with a PV-10 value of approximately $110 million based upon internal estimates as of April 30, 2014

•                  Total consideration of approximately $120 million, net of estimated purchase price adjustments and sale of acquired salt water disposal well to Caliber Midstream Partners, L.P.

•                  Triangle, pro forma for the Acquisitions (approximate):

•                  135,237 net acres in the Williston Basin

•                  91,767 net acres in the core Williston Basin, 57% operated

•                  9,575 Boepd of production

•                  46,500 MBoe of net proved reserves, based upon internal estimates as of April 30, 2014

•                  611 potential gross operated locations remaining, assuming six Middle Bakken wells and four Three Forks wells per DSU

•                  Summary fiscal year 2015 TUSA stand-alone guidance & capital expenditure update:

•                  Transactions expected to close by June 30, 2014; Acquisitions have no material impact to Q1 fiscal year 2015 and Q2 fiscal year 2015 production and financial guidance

•                  Production: ~9% increase to 2nd half fiscal year 2015 estimates

•                  12,000 Boepd from previous 11,000 Boepd (at approximate midpoint)

•                  Adjusted-EBITDA: ~9%  increase to 2nd half fiscal year 2015 estimates

•                  $240 million annualized 2nd half fiscal year 2015 estimate from previous $220 million (at approximate midpoint)

•                  Fiscal year 2015 TUSA capital expenditures: increase to $560 million from $465 million

•                  Does not include RockPile Energy Services (“RockPile”) and infrastructure

•                  Please see updated corporate presentation at www.trianglepetroleum.com for more detailed budget and guidance information

•                  Simmons & Company International acted as financial advisor to Triangle

Acquisition Financing

•                  Strong PDP component of the Acquisitions and existing liquidity allow for 100% debt financing

•                  TUSA balance sheet and credit metrics as of May 9, 2014 (excluding RockPile and including cash at Parent)

•                  TUSA pre-acquisition balance sheet as of April 30, 2014 (approximate)

•                  $90 million of cash

•                  $240 million of funded debt on $355 million senior credit facility

•                  TUSA balance sheet, pro forma for $120 million Acquisitions (approximate)

•                  $50 million of cash

•                  $260 million of funded debt on $405 million senior credit facility

•                  $50 million of committed additional borrowing base with Acquisitions

•                  $60 million total debt balance on Second Lien (L + 700 bps pricing)

•                  TUSA pro forma leverage metrics, based on internal estimates(1):

•                  1.1x net debt to annualized 2nd half fiscal year 2015 Adjusted-EBITDA (net of cash on hand)

•                  1.3x total funded debt to annualized 2nd half fiscal year 2015 Adjusted-EBITDA

•                  TUSA pro forma liquidity (approximate)

•                  $50 million of cash on hand (as of April 30, 2014)

•                  $145 million available on senior credit facility

•                  $195 million of total available liquidity

(1)         Includes all fiscal year 2015 year-to-date TUSA capital expenditures. Calculation excludes cash flow generated by RockPile and all RockPile debt; assumes full conversion of convertible note held by Parent.

Potential Debt Refinancing

•                  Following closing of the Acquisitions, TUSA will consider refinancing its senior and Second Lien debt through the issuance of long-term high yield notes during fiscal year 2015. The Second Lien commitment provides for no prepayment fees during the first twelve months.

About Triangle

Triangle (NYSE MKT: TPLM) is a vertically integrated, growth oriented energy company with a strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana. For more information, visit Triangle’s website at www.trianglepetroleum.com.

Forward-Looking Statements Disclosure

The information presented in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements include, but are not limited to, the risks discussed in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2014 and its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement as a result of new information, future developments, or otherwise.

Use of Segment Information

The Company often provides financial metrics for Triangle’s segments of operation. However, the sum of the stand-alone revenues for each of Triangle’s segments of operations differs from Triangle’s consolidated revenues for the corresponding reporting period.

Non-GAAP Measures

Adjusted-EBITDA represents income before interest, income taxes, depreciation and amortization, other non-cash items, and non-recurring items. Adjusted-EBITDA is not a calculation based upon generally accepted accounting principles in the U.S. (“GAAP”). Triangle has presented Adjusted-EBITDA by segment because it regularly reviews Adjusted-EBITDA by segment as a measure of the segment’s operating performance. Triangle also believes Adjusted-EBITDA assists investors in comparing segment performance on a consistent basis without regard to interest, income taxes, depreciation and amortization, other non-cash items, and non-recurring items which can vary significantly depending upon many factors.

The total of Adjusted-EBITDA by segment is not indicative of Triangle’s consolidated Adjusted-EBITDA, which reflects other matters such as (i) additional parent administrative costs, (ii) intracompany eliminations, and (iii) the use of the equity method, rather than consolidation, for Triangle’s investment in Caliber. Adjusted-EBITDA may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

We believe that net income before income taxes is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to Adjusted-EBITDA. Net income before income taxes will be significantly affected by consolidated interest expense and full-cost pool amortization.  Such amortization varies with changes in proved reserves, well costs during the year, and future plans in developing proved undeveloped reserves. A large portion of Triangle’s consolidated interest expense relates to paid-in-kind interest on the convertible note at the parent.

Contact

Triangle Petroleum Corporation
Justin Bliffen, Chief Financial Officer
303-260-7125
info@trianglepetroleum.com